Exhibit 26(h)(xxvii)
Amendment to Particiaption Agreement

Schedule A
to
Participation Agreement
 Between
AllianceBernstein L.P.
AllianceBernstein Investments, Inc.
and
Transamerica Capital, Inc.
Transamerica Financial Life Insurance Company
Dated
May 1, 2001

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS
EFFECTIVE AS OF MAY 1, 2017

SEPARATE ACCOUNT
ML of New York Variable Annuity Separate Account A
ML of New York Variable Annuity Separate Account B
ML of New York Variable Life Separate Account
ML of New York Variable Life Separate Account II
Separate Account VA-6NY
Separate Account VA BNY
TFLIC Separate Account VNY
TFLIC Series Life Account

POLICY/CONTRACT
Advisor's Edge® NY Variable Annuity
Directed Life, Directed Life 2
Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Merrill Lynch Investor Choice Annuity® (NY) (Investor Series)
Merrill Lynch Investor Life
Merrill Lynch Investor Life Plus
Merrill Lynch Legacy Power
Merrill Lynch Prime Plans I, II, III, IV, V, VI, 7
Merrill Lynch Retirement Optimizer®
Merrill Lynch Retirement Plus®
Merrill Lynch Retirement Power®
Partners Variable Annuity Series
TFLIC Freedom Elite Builder
TFLIC Freedom Elite Builder II
Transamerica Advisor EliteSM II (NY)
Transamerica AxiomSM II (NY)
Transamerica AxiomSM NY Variable Annuity
Transamerica Classic® Variable Annuity (NY)
Transamerica InspireSM Variable Annuity (NY)
Transamerica LandmarkSM NY Variable Annuity
Transamerica LibertySM NY Variable Annuity
Transamerica Variable Annuity Series (NY)
Transamerica Variable Annuity I-Share (NY)
Transamerica Variable Annuity O-Share (NY)

FUND
AB Global Thematic Growth Portfolio – Class A
AB Growth and Income Portfolio – Class A
AB International Value Fund – Class A
AB Large Cap Growth Portfolio – Class A
AB Small/Mid Cap Value Portfolio – Class A
AB Value Portfolio – Class A
AB VPS Large Cap Growth Portfolio – Class A
AB Balanced Wealth Strategy Portfolio – Class B
AB Global Thematic Growth Portfolio – Class B
AB Growth and Income Portfolio – Class B
AB Growth Portfolio – Class B
AB Large Cap Growth Portfolio – Class B